Exhibit 3.367
State of Delaware
Secretary of State
Division of Corporations
Delivered 05:33 PM 04/28/2005
FILED 05:29 PM 04/28/2005
SRV 050345332 — 3962214 FILE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
BFI ELLIOTT LANDFILL TX, LP
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
I.	The name of the limited partnership is “BFI Elliott Landfill TX, LP”.
II.	The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
III.	The name and mailing address of the general partner are as follows:
Allied Waste Landfill Holdings, Inc. 15880 N Greenway-Hayden Loop, Suite 100 Scottsdale, Arizona 85260
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of BFI Elliott Landfill TX, LP as of April 28, 2005.

Allied Waste Landfill Holdings, Inc.,
a Delaware corporation,
its General Partner

By:	/s/ Jo Lynn White
Name:	Jo Lynn White
Title:	Secretary

STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP
The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does herby certify as follows:
FIRST: The name of the Limited Partnership is BFI Elliott Landfill TX, LP.
SECOND: Article III of the Certificate of Limited Partnership shall be amended as follows:
The name and mailing address of the general partner(s) is as follows:

Name	Mailing Address
Allied Waste Landfill Holdings, Inc.	18500 North Allied Way
Phoenix, Arizona 85054
THIRD: Article IV of the Certificate of Limited Partnership shall be added as follows:
The name and mailing address of the Limited Partnership is as follows:

Name	Mailing Address
BFI Elliott Landfill TX, LP	18500 North Allied Way
Phoenix, Arizona 85054
IN WITNESS WHEREOF, the undersigned executed this Amendment to the certificate of Limited Partnership on this 17th day of November, A.D. 2006.

/s/ Ryan N. Kenigsberg
Ryan N. Kenigsberg, Vice President

By: Allied Waste Landfill Holdings, Inc., its General Partner
State of Delaware
Secretary of State
Division of Corporations
Delivered 11:58 AM 11/22/2006
FILED 10:05 AM 11/22/2006
SRV 061072845 — 3962214 FILE.

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:15 PM 02/26/2008
FILED 08:56 PM 02/26/2008
SRV 080230752 — 3962214 FILE
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
BFI ELLIOTT LANDFILL TX, LP
     The undersigned, desiring to amend the Certificate of Limited Partnership of BFI Elliott Landfill TX, LP pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
     FIRST: The name of the Limited Partnership is BFI Elliott Landfill TX, LP.
     SECOND: Article 1 of the Certificate of Limited Partnership shall be amended as follows:
     The name of the limited partnership is Cefe Landfill TX, LP.
     IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 26th day of February, 2008.

ALLIED WASTE LANDFILL HOLDINGS, INC., a Delaware corporation, General Partner

By:	/s/ Jo Lynn White
Jo Lynn White, Secretary